Exhibit 32.1
CERTIFICATIONS UNDER SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
The undersigned officers, Richard W. Kramp, Chief Executive Officer of Synovis Life Technologies, Inc., a Minnesota corporation (the “Company”), and Brett Reynolds, Chief Financial Officer of the Company, each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(i)	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended April 30, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 29, 2009	By:	/s/ Richard W. Kramp
		Name:	Richard W. Kramp
		Title:	Chief Executive Officer

Date: May 29, 2009	By:	/s/ Brett Reynolds
		Name:	Brett Reynolds
		Title:	Chief Financial Officer